Exhibit 10.40

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Eleventh Amendment to Third Amended and Restated Credit and Security Agreement (this “Amendment”), dated as of November 5, 2012, is made by and among Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the “Lender”).

Recitals

The Borrowers and the Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”).

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Investments. Section 7.4(a)(x) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(x) unless a Default Period exists or would exist immediately after or as a result of any such purchase or investment, a purchase of assets of, or an investment in an equity position in, a company in a related industry, not to exceed $6,000,000 in cash (including existing cash or cash obtained by one or more Revolving Advances to complete any such purchase or investment, but excluding the value of any non-cash consideration for any such purchase or investment) in the aggregate during the term of this Agreement, provided that Availability (assuming for purposes of such calculation, that such purchase or investment had already been made) during the 90 days prior to and immediately following such purchase or investment is greater than $2,000,000 at all times, and provided further than (A) in the case of an investment resulting in a new Subsidiary, such Subsidiary delivers, concurrently with the closing of the investment, the items set forth in clause (b)(i) below, and (B) within forty-five (45) Banking Days (or such later date as Lender agrees in its sole discretion) prior to the consummation of such proposed investment or purchase, Borrower shall have delivered to Lender such documents and agreements, information and reports relating to the proposed equity investment or acquisition as Lender may reasonably request.”

3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with such other matters as Lender may require, each in form and substance acceptable to the Lender in its sole discretion.

5. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder, and to perform all of its obligations hereunder and thereunder, and this Amendment and such other agreements and instruments have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder, have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION		DIAMOND ANIMAL HEALTH, INC.

By	/s/ Jason Napolitano	By	/s/ Jason Napolitano
	Its Chief Financial Officer		Its Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	[***]
[***], Authorized Signatory

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